Exhibit A



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement 33-50412 on Form S-8 of our report dated May 22, 1996, appearing in this Annual Report on Form 11-K of the Data Transmission Network Corporation 401(k) Plan for the year ended December 31, 1995.





DELOITTE & TOUCHE LLP

Omaha, Nebraska
May 22, 1996